Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 9, 2008, which appears in the annual report on Form 10-KSB of Turbine Truck Engines, Inc. for the year ended December 31, 2007, and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in this registration statement.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

September 10, 2008